Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Second Quarter 2023 Financial Results
____________
LOS ANGELES (August 1, 2023)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries, today announced financial results for the second quarter 2023.

"We continued to focus on the controllable aspects of our business during the quarter, which included leasing and expense management, given the industry challenges we are working to navigate," said Victor Coleman, Chairman & CEO. "Last month, the national entertainment strike expanded, with the actors joining the writers on strike for the first time since 1960. A strike of this magnitude, while rare and historically short-term, can be extremely impactful and far-reaching. We’re working diligently to mitigate its impact and to ensure our studio business is well positioned to capture the potential surge in production upon resolution. Regarding our office portfolio, a greater percentage of our tenants are starting to enforce back-to-office requirements, which we believe could ultimately result in the need for more office space as workforces have grown on a net basis over the past five years in many industries central to our leasing efforts. The timeline for tenant decision making remains extended, but increased interest is signaling that office fundamentals could begin to evolve in a more positive manner in our west coast markets. With our attention to capital preservation and addressing our debt maturities, we expect to overcome today’s challenges and capitalize on longer-term tenant activity within our attractive portfolio."

Financial Results Compared to Second Quarter 2022
•Total revenue of $245.2 million compared to $251.4 million, primarily due to previously communicated vacancies at Skyport Plaza and 10900-10950 Washington and the sales of 6922 Hollywood and Skyway Landing
•Net loss attributable to common stockholders of $36.2 million, or $0.26 per diluted share, compared to net loss of $7.4 million, or $0.05 per diluted share, driven by the aforementioned tenant move-outs and asset sales, higher operating expenses associated with the Quixote acquisition and increased interest expense
•FFO, excluding specified items, of $34.5 million, or $0.24 per diluted share, compared to $74.6 million, or $0.51 per diluted share. Specified items consist of transaction-related income (rather than expense) of $2.5 million, or $0.02 per diluted share (includes lowering accruals for future earn-outs related to the Zio Studio Services acquisition); prior-period property tax reimbursement of $1.5 million, or $0.01 per diluted share; deferred tax asset write-off expense of $3.5 million, or $0.02 per diluted share; and, gain on debt extinguishment of $7.2 million (net of taxes), or $0.05 per diluted share. Prior year specified items consisted of transaction-related expenses of $1.1 million, or $0.01 per diluted share; and prior-period property tax expense of $0.5 million, or $0.00 per diluted share
•FFO of $42.2 million, or $0.29 per diluted share, compared to $73.0 million, or $0.50 per diluted share
•AFFO of $31.1 million, or $0.22 per diluted share, compared to $60.3 million, or $0.41 per diluted share
•Same-store cash NOI of $127.6 million up 4.7% compared to $121.9 million, mostly attributable to significant office lease commencements at One Westside and Harlow
Leasing
•Executed 61 new and renewal leases totaling 403,231 square feet, including a 56,000-square-foot renewal and extension with Rivian Automotive at Clocktower Square through 2028

Hudson Pacific Properties, Inc.
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•GAAP and cash rents decreased 3.8% and 8.1%, respectively, from prior levels
•In-service office portfolio ended the quarter at 85.2% occupied and 87.0% leased, with the change primarily attributable to small- to mid-sized expirations in the Peninsula and Silicon Valley, and to a lesser extent, Vancouver
•On average over the trailing 12 months, the in-service studio portfolio was 86.5% leased, and the related 35 stages were 95.7% leased
Balance Sheet as of June 30, 2023
•$581.2 million of total liquidity comprised of $109.2 million of unrestricted cash and cash equivalents and $472.0 million of undrawn capacity under the unsecured revolving credit facility
•$90.0 million and $32.4 million of undrawn capacity under construction loans secured by One Westside/Westside Two and Sunset Glenoaks Studios, respectively
•HPP's share of net debt to HPP's share of undepreciated book value was 38.7% with 85.3% of debt fixed or capped and no material maturities until the loan secured by One Westside, which is 100% leased to Google through 2036, matures in December 2024
•Repaid the Quixote loan for $150.0 million, a $10.0 million discount on the principal balance, with funds from the unsecured revolving credit facility
Dividend
•The Company's Board of Directors declared and paid dividends on its common stock of $0.125 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share
ESG Leadership
•Issued 2022 Corporate Responsibility Report outlining achievements, including ranking #1 amongst office companies in the Americas in the GRESB Real Estate Assessment, winning Nareit’s Office Leader in the Light Award, inclusion in the Bloomberg Gender-Equality Index, and launch of HPPx2030 with ambitious targets to reduce climate impact and diversify management
2023 Outlook
Due to continued uncertainty around the duration of the studio-related union strikes, the Company will continue to provide certain assumptions relevant to its full-year 2023 office outlook, but has not reinstated its outlook for 2023 full-year FFO or studio-related assumptions. Current assumptions reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Unaudited, in thousands, except share data

	Full Year 2023
	Assumptions
Metric	Low	High
Growth in office same-store cash NOI(1)(2)	1.00%	2.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$13,500	$23,500
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(7,100)	$(9,100)
General and administrative expenses(4)	$(70,000)	$(76,000)
Interest expense(5)	$(212,000)	$(222,000)
Non-real estate depreciation and amortization	$(34,000)	$(36,000)
FFO from unconsolidated joint ventures	$500	$2,500
FFO attributable to non-controlling interests	$(42,000)	$(46,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	143,000,000	144,000,000

Hudson Pacific Properties, Inc.
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(1)Same-store office for the full year 2023 is defined as the 43 office properties owned and included in the Company's stabilized portfolio as of January 1, 2022, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2023.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $22,000 in 2023.
(5)Includes non-cash interest expense, which the Company estimates at $13,000 in 2023.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2023 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's second quarter 2023 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss second quarter 2023 financial results at 9:00 a.m. PT / 12:00 p.m. ET on August 2, 2023. Please dial (833) 470-1428 and enter passcode 861397 to access the call. International callers should dial (404) 975-4839 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good

Hudson Pacific Properties, Inc.
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faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com
Media Contact
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,856,229	$8,716,572
Accumulated depreciation and amortization	(1,686,943)	(1,541,271)
Investment in real estate, net	7,169,286	7,175,301
Non-real estate property, plant and equipment, net	119,526	130,289
Cash and cash equivalents	109,220	255,761
Restricted cash	18,583	29,970
Accounts receivable, net	18,921	16,820
Straight-line rent receivables, net	294,050	279,910
Deferred leasing costs and intangible assets, net	371,525	393,842
Operating lease right-of-use assets	393,911	401,051
Prepaid expenses and other assets, net	128,836	98,837
Investment in unconsolidated real estate entities	218,422	180,572
Goodwill	263,549	263,549
Assets associated with real estate held for sale	—	93,238
TOTAL ASSETS	$9,105,829	$9,319,140

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,473,107	$4,585,862
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	274,294	264,098
Operating lease liabilities	395,170	399,801
Intangible liabilities, net	30,798	34,091
Security deposits, prepaid rent and other	92,021	83,797
Liabilities associated with real estate held for sale	—	665
Total liabilities	5,331,526	5,434,450

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	119,136	125,044

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at June 30, 2023 and December 31, 2022	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 140,937,702 shares and 141,054,478 shares outstanding at June 30, 2023 and December 31, 2022, respectively	1,403	1,409
Additional paid-in capital	2,783,858	2,889,967
Accumulated other comprehensive income (loss)	6,413	(11,272)
Total HPP stockholders' equity	3,216,674	3,305,104
Non-controlling interest—members in consolidated real estate entities	355,270	377,756
Non-controlling interest—units in the operating partnership	73,408	66,971
Total equity	3,645,352	3,749,831
TOTAL LIABILITIES AND EQUITY	$9,105,829	$9,319,140

Hudson Pacific Properties, Inc.
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Consolidated Statements of Operations
Unaudited, in thousands, except share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUES
Office
Rental revenues	$203,486	$211,836	$406,143	$418,028
Service and other revenues	3,805	4,408	7,781	9,616
Total office revenues	207,291	216,244	413,924	427,644
Studio
Rental revenues	16,374	13,438	32,627	26,832
Service and other revenues	21,503	21,748	50,880	41,467
Total studio revenues	37,877	35,186	83,507	68,299
Total revenues	245,168	251,430	497,431	495,943
OPERATING EXPENSES
Office operating expenses	76,767	78,558	150,821	152,189
Studio operating expenses	34,679	20,686	71,923	39,669
General and administrative	18,941	21,871	37,665	42,383
Depreciation and amortization	98,935	91,438	196,074	183,631
Total operating expenses	229,322	212,553	456,483	417,872
OTHER INCOME (EXPENSES)
(Loss) income from unconsolidated real estate entities	(715)	1,780	(1,460)	2,083
Fee income	2,284	1,140	4,686	2,211
Interest expense	(54,648)	(33,719)	(108,455)	(64,555)
Interest income	236	920	607	1,830
Management services reimbursement income—unconsolidated real estate entities	1,059	1,068	2,123	2,176
Management services expense—unconsolidated real estate entities	(1,059)	(1,068)	(2,123)	(2,176)
Transaction-related expenses	2,530	(1,126)	1,344	(1,382)
Unrealized loss on non-real estate investments	(843)	(1,818)	(4)	(168)
Gain on extinguishment of debt	10,000	—	10,000	—
Gain on sale of real estate	—	—	7,046	—
Impairment loss	—	(3,250)	—	(23,753)
Other income (expense)	138	(21)	135	(9)
Total other expenses	(41,018)	(36,094)	(86,101)	(83,743)
(Loss) income before income tax (provision) benefit	(25,172)	2,783	(45,153)	(5,672)
Income tax (provision) benefit	(6,302)	763	(1,140)	1,603
Net (loss) income	(31,474)	3,546	(46,293)	(4,069)
Net income attributable to Series A preferred units	(153)	(153)	(306)	(306)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(10,094)	(10,337)
Net income attributable to participating securities	(297)	(300)	(850)	(594)
Net income attributable to non-controlling interest in consolidated real estate entities	(346)	(7,081)	(1,377)	(15,642)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	508	1,506	1,402	3,396
Net loss attributable to common units in the operating partnership	646	93	928	323
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(36,163)	$(7,436)	$(56,590)	$(27,229)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.26)	$(0.05)	$(0.40)	$(0.19)
Net loss attributable to common stockholders—diluted	$(0.26)	$(0.05)	$(0.40)	$(0.19)
Weighted average shares of common stock outstanding—basic	140,910	143,817	140,967	146,487
Weighted average shares of common stock outstanding—diluted	140,910	143,817	140,967	146,487

Hudson Pacific Properties, Inc.
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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net (loss) income	$(31,474)	$3,546	$(46,293)	$(4,069)
Adjustments:
Depreciation and amortization—consolidated	98,935	91,438	196,074	183,631
Depreciation and amortization—non-real estate assets	(8,832)	(4,485)	(17,224)	(8,917)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,195	1,320	2,458	2,689
Gain on sale of real estate	—	—	(7,046)	—
Impairment loss—real estate assets	—	3,250	—	15,253
Unrealized loss on non-real estate investments	843	1,818	4	168
FFO attributable to non-controlling interests	(13,239)	(18,687)	(26,862)	(38,687)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(10,400)	(10,643)
FFO to common stock/unit holders	42,228	73,000	90,711	139,425
Specified items impacting FFO:
Transaction-related expenses	(2,530)	1,126	(1,344)	1,382
Impairment loss—trade name	—	—	—	8,500
Prior period net property tax adjustment—Company’s share	(1,469)	477	(1,469)	451
Deferred tax asset valuation allowance	3,516	—	3,516	—
One-time gain on debt extinguishment	(10,000)	—	(10,000)	—
One-time tax impact of gain on debt extinguishment	2,751	—	2,751	—
FFO (excluding specified items) to common stock/unit holders	$34,496	$74,603	$84,165	$149,758

Weighted average common stock/units outstanding—diluted	143,428	146,344	143,379	149,249
FFO per common stock/unit—diluted	$0.29	$0.50	$0.63	$0.93
FFO (excluding specified items) per common stock/unit—diluted	$0.24	$0.51	$0.59	$1.00

(1) We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2) HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we

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exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
FFO (excluding specified items)	$34,496	$74,603	$84,165	$149,758
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(2,660)	(9,770)	(11,796)	(21,760)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,814	970	3,637	1,936
Non-real estate depreciation and amortization	8,832	4,485	17,224	8,917
Non-cash interest expense	5,025	2,407	9,701	4,810
Non-cash compensation expense	6,229	5,993	11,385	11,322
Recurring capital expenditures, tenant improvements and lease commissions	(22,599)	(18,386)	(48,124)	(35,885)
AFFO	$31,137	$60,302	$66,192	$119,098

(1) Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended June 30,
	2023	2022
Net (loss) income	$(31,474)	$3,546
Adjustments:
Loss (income) from unconsolidated real estate entities	715	(1,780)
Fee income	(2,284)	(1,140)
Interest expense	54,648	33,719
Interest income	(236)	(920)
Management services reimbursement income—unconsolidated real estate entities	(1,059)	(1,068)
Management services expense—unconsolidated real estate entities	1,059	1,068
Transaction-related expenses	(2,530)	1,126
Unrealized loss on non-real estate investment	843	1,818
Impairment loss	—	3,250
Gain on extinguishment of debt	(10,000)	—
Other (income) expense	(138)	21
Income tax provision (benefit)	6,302	(763)
General and administrative	18,941	21,871
Depreciation and amortization	98,935	91,438
NOI	$133,722	$152,186

NOI Detail
Same-store office cash revenues	189,190	181,225
Straight-line rent	3,049	12,640
Amortization of above/below-market leases, net	1,589	1,891
Amortization of lease incentive costs	(262)	(398)
Same-store office revenues	193,566	195,358

Same-store studios cash revenues	17,153	20,025
Straight-line rent	417	646
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	17,561	20,662

Same-store revenues	211,127	216,020

Same-store office cash expenses	69,322	67,196
Straight-line rent	399	402
Non-cash compensation expense	35	25
Amortization of above/below-market ground leases, net	676	675
Same-store office expenses	70,432	68,298

Same-store studio cash expenses	9,396	12,152
Non-cash compensation expense	113	69
Same-store studio expenses	9,509	12,221

Same-store expenses	79,941	80,519

Same-store NOI	131,186	135,501
Non-same-store NOI	2,536	16,685
NOI	$133,722	$152,186

(1) We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related

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expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.